UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-1310094	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 2.03. Amendment of a Financial Obligation.

On July 3, 2006, we entered into a Forebearance Agreement regarding our outstanding credit facility with Harbinger Mezzanine Partners, L.P. (“Harbinger”), whereby we paid to Harbinger the sum of $2 million of the outstanding balance due of $5 million, and Harbinger agreed to forebear in connection with seeking additional payments of remaining principal and interest due under this obligation until the earliest of August 3, 2006, a sale of assets by Accentia, or closing of an additional financing transaction.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature, and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs and clinical trials for our SinuNase product. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

a. Not applicable

b. Not applicable

c. Not applicable

d. See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: July 10, 2006

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Forebearance Agreement between Harbinger Mezzanine Partners L.P. and Accentia Biopharmaceuticals, Inc. dated July 3, 2006